Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms F-10 (File No. 333-238905) and Form S-8 (No. 333-240225) of Medicenna Therapeutics Corp. of our report dated June 21, 2022, relating to the consolidated financial statements, which appears in this Annual Report on Form 20-F.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

PricewaterhouseCoopers LLP

Oakville, Ontario

Canada

June 21, 2022